SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2007, M&F Bancorp, Inc. (“Bancorp”), its wholly owned subsidiary, Mechanics & Farmers Bank (“M&F Bank”) and Mutual Community Savings Bank, Inc., SSB (“Mutual”) entered into an Agreement and Plan of Reorganization and Merger (the “Agreement”) pursuant to which Mutual will merge with and into M&F Bank (the “Merger”). The Boards of Directors of Bancorp and M&F Bank approved the Agreement and the transactions contemplated therein on July 24, 2007. The Board of Directors of Mutual approved the Agreement and the transactions contemplated therein on July 26, 2007.

Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

Upon the consummation of the Merger, each share of the Common Stock of Mutual (“Mutual Common Stock”) issued and outstanding at the effective time of the Merger (as described in the Agreement, the “Effective Time”) shall be converted into and exchanged for the right to receive one share of the Common Stock of Bancorp (“Bancorp Common Stock”).

The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

The obligations of Bancorp, M&F Bank and Mutual to consummate the Merger are subject to certain conditions, including the following: (i) approval by shareholders of Mutual; (ii) the receipt of regulatory approvals (including approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation (the “FDIC”) and applicable state authorities); (iii) the effectiveness of a registration statement on Form S-4 with respect to the offering and exchange of Bancorp Common Stock in connection with the Merger; (iv) the absence of any injunction or similar restraint enjoining or making illegal consummation of the Merger or any of the other transactions contemplated by the Agreement; (v) the receipt by the parties of a favorable legal opinion as to federal income tax effects of the Merger; (vi) the receipt by each of Mutual and Bancorp of a Fairness Opinion from their respective advisors; (vii) the continuing truth and accuracy of representations and warranties of Bancorp, M&F Bank and Mutual in the Agreement, except for changes which are not, in the aggregate, material and adverse to Bancorp, M&F Bank and/or Mutual or to Bancorp, M&F Bank and/or Mutual’s ability to consummate the Merger and the other transactions described in the Agreement; (viii) the performance in all material respects by each of Mutual and Bancorp of its covenants under the Agreement; and (ix) the absence of any Material Adverse Effect.

The obligations of Bancorp and M&F Bank to consummate the Merger are subject to certain additional conditions, including the following: (i) immediately prior to the Closing, not more than 15% of Mutual Common Shares shall be held by persons or entities who either have, or are then entitled to, exercise dissenter’s rights under North Carolina law; (ii) Mutual shall have terminated the Management and Director Compensation Agreements, and delivered to Bancorp satisfactory evidence of such termination(s), together with the validly executed Severance Agreements, Mutual Senior Management Waivers, Director Waivers, Stock Option Surrender Agreements and Affiliate Agreements; and (iii) the Merger Expenses (exclusive of printing, mailing, transfer agent, proxy solicitation and other expenses related to the Mutual meeting of shareholders to consider and vote upon the Agreement) incurred by Mutual shall not exceed $275,000.

The Agreement may be terminated, before or after shareholder approval, in certain circumstances: (i) upon the common consent of Bancorp, M&F Bank and Mutual; (ii) by any one of Bancorp, M&F Bank or Mutual if there is any nonappealable denial of a required regulatory approval or nonappealable order prohibiting the Merger, unless the failure to receive such regulatory approval shall be due to the fault of the party seeking to terminate the Agreement to perform or observe the covenants and agreements of such party set forth in the Agreement; (iii) by either Mutual or Bancorp if the Merger is not consummated on or before March 31, 2008, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate the Agreement to perform or observe the covenants and agreements of such party set forth in the Agreement; or (iv) by any of Mutual, M&F Bank or Bancorp if there is a breach of the other party’s representations, warranties, or covenants that is not cured within 45 days or curable prior to the Closing Date and that, individually or together with any other such breaches, would (if occurring on the Closing Date) relieve the party seeking to terminate of its obligations to consummate the Merger.

If the Merger fails to be consummated because of the wrongful termination of the Agreement or a willful or grossly negligent breach by Bancorp and/or M&F Bank or by Mutual of any representation, warranty, covenant, undertaking, term, agreement or restriction contained in the Agreement, then the party wrongfully terminating or breaching the Agreement shall pay the other party $350,000 as liquidated damages in full compensation of all Expenses, damages, costs and other harm suffered by such party as a result thereof. Alternatively, if (i) the Agreement is terminated because Mutual has entered theretofore into a letter of intent or an agreement with a person or entity other than Bancorp that provides for an entity to acquire Mutual, merge with or into Mutual, or purchase all or substantially all of the assets of Mutual, or (ii) prior to termination of the Agreement Mutual engages in negotiations relating to any such transaction and a letter of intent or agreement with respect thereto is entered into within twelve months following the termination of the Agreement, and Bancorp has not consented in writing to such negotiations by Mutual, then Mutual shall pay to Bancorp a termination fee of $350,000. The provision for such a termination fee may substantially increase the cost to a third party of acquiring one of the parties.

The Agreement and the Merger will be submitted for approval to the shareholders of Mutual. Prior to the meeting of the shareholders of Mutual, Bancorp will file a registration statement with the Securities and Exchange Commission (the “SEC”) registering, under the Securities Act of 1933, as amended, the offering of the shares of Bancorp Common Stock to be issued in exchange for the outstanding shares of Mutual Common Stock. Such shares of Bancorp Common Stock will be offered to Mutual’s shareholders pursuant to a prospectus that will also serve as a proxy statement for the meeting of the shareholders of Mutual.

For additional information regarding the Agreement, reference is made to the copy which is incorporated herein by reference and included as an Exhibit to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such document. This document includes representations and warranties each party has made to the other. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules the parties delivered to each other when they executed the Agreement. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders and investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, and investors should not rely on the representations and warranties for any other purpose.

A joint press release describing this event was issued by Bancorp and Mutual on August 10, 2007. The joint press release is furnished as Exhibit No. 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Reorganization and Merger, dated as of August 9, 2007, by and among M&F Bancorp, Inc., Mechanics & Farmers Bank and Mutual Community Savings Bank, Inc., SSB.

99.1	Joint Press Release, dated August 10, 2007, issued by M&F Bancorp, Inc. and Mutual Community Savings Bank, Inc., SSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC. (Registrant)

By:	/s/ Jonathan Sears Woodall
Jonathan Sears Woodall
Chief Financial Officer

Dated: August 10, 2007

INDEX TO EXHIBITS

Exhibit
2.1	Agreement and Plan of Reorganization and Merger, dated as of August 9, 2007, by and among M&F Bancorp, Inc., Mechanics & Farmers Bank and Mutual Community Savings Bank, Inc., SSB.

99.1	Joint Press Release, dated August 10, 2007, issued by M&F Bancorp, Inc. and Mutual Community Savings Bank, Inc., SSB.